Exhibit 99.1

K2M Group Holdings, Inc. Reports Preliminary Third Quarter Revenue Results
and Updates Full Year 2017 Revenue Outlook

Leesburg, VA, October 9, 2017 - K2M Group Holdings, Inc. (Nasdaq: KTWO) (the "Company" or "K2M"), a global leader of complex spine and minimally invasive solutions focused on achieving three-dimensional Total Body Balance™, today announced preliminary revenue results for the third quarter ended September 30, 2017.
Third Quarter Preliminary Revenue Summary:

•	Total Q3 revenue is expected to be approximately $62.7 million, up approximately 6% year-over-year on both a GAAP and constant currency basis

◦	Domestic Q3 revenue is expected to be approximately $48.5 million, up approximately 5% year-over-year, comprised of:

▪	U.S. Complex Spine growth of approximately 3% year-over-year

▪	U.S. Minimally Invasive Surgery (MIS) growth of approximately 14% year-over-year

▪	U.S. Degenerative growth of approximately 5% year-over-year

◦	International Q3 revenue of approximately $14.2 million, up approximately 6% year-over-year, or 7% on a constant currency basis
“Our preliminary revenue results for the third quarter of 2017 reflect expected total revenue growth of approximately 6% year-over-year on both a GAAP and constant currency basis,” said President and Chief Executive Officer, Eric Major. “Our preliminary third quarter revenue performance was driven by slower than planned acceleration of new distribution in the U.S., disruption of account activity and canceled procedures related to the hurricanes in Texas, Florida and, to a lesser extent, Puerto Rico, in early September. Third quarter deformity trends were strong in July and August and we experienced strong headwinds in September. U.S. sales growth in our degenerative procedure category continued to be fueled by our new product introductions including our industry-leading 3D-printed portfolio, offset partially by modestly weaker procedure volumes as compared to last year.”
Major continued, “We have updated our fiscal year 2017 revenue guidance to reflect the softer sales performance in the third quarter and a full quarter impact of new distribution in the U.S. during first nine month of the year. The updated fiscal year revenue guidance range also reflects an estimated $2.0 million impact in related disruptions from the hurricanes - the majority of which was sustained in the third quarter. We remain confident in our ability to drive above-market growth in the U.S., fueled by our focus on introducing new and innovative spinal implant solutions to help surgeons care for patients around the world who suffer from debilitating spinal pathologies.”
2017 Outlook
The Company is updating its fiscal year 2017 revenue guidance. The Company now expects:

•	Total revenue on an as reported basis in the range of $255.0 million to $257.0 million, representing growth of 8% to 9% year-over-year, compared to total revenue of $236.6 million in fiscal year 2016.

•	Total revenue on a constant currency basis is expected to increase 8% to 9% year-over-year in 2017.

•	The Company now expects growth in its U.S. business of approximately 8% to 9% year-over-year in 2017.

•	The Company now expects growth in its International business of approximately 9% on a constant currency basis in 2017.
The financial estimates presented above are preliminary and remain subject to change based on management's final review of the Company’s third quarter financial results. The Company intends to report complete third quarter of fiscal 2017 financial results on November 1, 2017. Details regarding the timing of the release of those results, as well as details of a conference call and publicly available webcast, will be announced in a subsequent press release.
About K2M Group Holdings, Inc.
K2M Group Holdings, Inc. is a global medical device company focused on designing, developing and commercializing innovative complex spine and minimally invasive spine technologies and techniques used by spine surgeons to treat some of the most difficult and challenging spinal pathologies. K2M has leveraged these core competencies to bring to market an increasing number of products for patients suffering from degenerative spinal conditions. These technologies and techniques, in combination with a robust product pipeline, enable the Company in the global spinal surgery market. Additional information is available online at www.K2M.com.
Forward-Looking Statements

This press release contains forward-looking statements that reflect current views with respect to, among other things, operations and financial performance. Forward-looking statements include all statements that are not historical facts such as our statements about our expected financial results and guidance and our expectations for future business prospects, drivers and growth. In some cases, you can identify these forward-looking statements by the use of words such as, "outlook," "guidance," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among other things: our ability to achieve or sustain profitability in the future; our ability to demonstrate to spine surgeons the merits of our products; pricing pressures and our ability to compete effectively generally; collaboration and consolidation in hospital purchasing; inadequate coverage and reimbursement for our products from third-party payors; lack of long-term clinical data supporting the safety and efficacy of our products; dependence on a limited number of third-party suppliers; our ability to maintain and expand our network of direct sales employees, independent sales agencies and international distributors and their level of sales or distribution activity with respect to our products; proliferation of physician-owned distributorships in the industry; decline in the sale of certain key products; loss of key personnel; our ability to enhance our product offerings through research and development; our ability to manage expected growth; our ability to successfully acquire or invest in new or complementary businesses, products or technologies; our ability to educate surgeons on the safe and appropriate use of our products; costs associated with high levels of inventory; impairment of our goodwill and intangible assets; disruptions in our main facility or information technology systems; our ability to ship a sufficient number of our products to meet demand; our ability to strengthen our brand; fluctuations in insurance cost and availability; our ability to comply with extensive governmental regulation within the United States and foreign jurisdictions; our ability to maintain or obtain regulatory approvals and clearances within the United States and foreign jurisdictions; voluntary corrective actions by us or our distribution or other business partners or agency enforcement actions; recalls or serious safety issues with our products; enforcement actions by regulatory agencies for improper marketing or promotion; misuse or off-label use of our products; delays or failures in clinical trials and results of clinical trials; legal restrictions on our procurement, use, processing, manufacturing or distribution of allograft bone tissue; negative publicity concerning methods of tissue recovery and screening of donor tissue; costs and liabilities relating to environmental laws and regulations; our failure or the failure of our agents to comply with fraud and abuse laws; U.S. legislative or Food and Drug Administration regulatory reforms; adverse effects of medical device tax provisions; potential tax changes in jurisdictions in which we conduct business; our ability to generate significant sales; potential fluctuations in sales volumes and our results of operations over the course of the year; uncertainty in future capital needs and availability of capital to meet our needs; our level of indebtedness and the availability of borrowings under our credit facility; restrictive covenants and the impact of other provisions in the indenture governing our convertible senior notes and our credit facility; continuing worldwide economic instability; our ability to protect our intellectual property rights; patent litigation and product liability lawsuits; damages relating to trade secrets or non-competition or non-solicitation agreements; risks associated with operating internationally; fluctuations in foreign currency exchange rates; our ability to comply with the Foreign Corrupt Practices Act and similar laws; our ability to implement and maintain effective internal control over financial reporting; potential volatility in our stock due; our lack of current plans to pay cash dividends; our ability to take advantage of certain reduced disclosure requirements and exemptions as a result of being an emerging growth company; increased costs and additional regulations and requirements as a result of no longer qualifying as an emerging growth company as of December 31, 2017; potential dilution by the future issuances of additional common stock in connection with our incentive plans, acquisitions or otherwise; anti-takeover provisions in our organizational documents and our ability to issue preferred stock without shareholder approval; potential limits on our ability to use our net operating loss carryforwards; and other risks and uncertainties, including those described under the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K filed with the SEC and our Quarterly Report filed with the SEC on August 2, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and our filings with the SEC.

We operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Unless specifically stated otherwise, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make.
Investor Contact:
Westwicke Partners on behalf of K2M Group Holdings, Inc.
Mike Piccinino, CFA
443-213-0500
K2M@westwicke.com

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